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                                                                   Exhibit 23.3
                                                                   ------------



                               CONSENT OF COUNSEL

                                 April 28, 1999


infoUSA Inc.
5711 South 86th Circle
Omaha, Nebraska 68127

         Re:      Consent of Wilson Sonsini Goodrich & Rosati, P.C.

Ladies and Gentlemen:

         We consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.


                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation